EXHIBIT (23)

                         INDEPENDENT AUDITORS' CONSENT


DELOITTE & TOUCHE LLP
1700 Market Street
Philadelphia, Pennsylvania   19103-3984
Telephone (215) 246-2300
Facsimile (215) 569-2441




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-15167 and No. 33-82172 of State Bancorp, Inc. on Forms S-8 of our report dated January 24, 2001, appearing in this Annual Report on Form 10-K of State Bancorp, Inc. for the year ended December 31, 2000.




s/DELOITTE & TOUCHE LLP

March 26, 2001